Exhibit 3.1.23

DEAN HELLER

Nevada Secretary of State

101 North Carson Street, Suite 3

Carson City, Nevada 89701-4786

Filed 07/16/2002

FILE# C17672-02

ARTICLES OF INCORPORATION

OF

NCOP IV, INC.

FIRST:  The name of the corporation is NCOP IV, Inc. (the “Corporation”).

SECOND:  The name of the person designated as the Corporation’s resident agent is Nevada Incorporators & Registration Service, LLC.  The street address of such resident agent where process may be served upon the Corporation is Hughes Center, Suite 460, 3993 Howard Hughes Parkway, Las Vegas, Nevada 89109.  The mailing address of the Corporation is the same as the street address.

THIRD:  The number of shares the Corporation is authorized to issue is 1,000 shares of common stock, having a par value of $1.00 per share.

FOURTH:  The initial Board of Directors shall consist of three individuals, whose names and addresses are as follows:

Michael J. Barrist                         507 Prudential Rd., Horsham, PA 19044
Joshua Gindin                                               507 Presidential Rd., Horsham, PA 19044
Michael B. Meringolo                 507 Prudential Rd., Horsham, PA 19044

The number of directors shall be as set forth in the Bylaws of the Corporation.

FIFTH:  The Corporation shall indemnify directors and officers of the Corporation to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, as amended from time to time (the “NRS”), or any successor provision thereof.

SIXTH:  The personal liability of directors and officers to the Corporation and its stockholders shall be limited or eliminated to the fullest extent permitted by Section 78.138 of the NRS, or any successor provision thereof.

SEVENTH:  In furtherance and not in limitation of the objects, purposes and powers prescribed herein and conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized to make, amend and repeal the Bylaws of the Corporation.

EIGHTH:  The name and address of the sole Incorporator of the Corporation is Nevada Incorporators & Registration Service, LLC, Hughes Center, Suite 460, 3993 Howard Hughes Parkway, Las Vegas, Nevada 89109.

*              *              *

THE UNDERSIGNED, being the sole Incorporator of the Corporation, for the purpose of forming a corporation under the laws of the State of Nevada, has executed these Articles of Incorporation this 17th day of June, 2002.

NEVADA INCORPORATORS & REGISTRATION SERVICE, LLC

By:	/s/ Joseph L. Lindsay
Joseph Lindsay
Vice President

CERTIFICATE OF ACCEPTANCE OF
APPOINTMENT OF RESIDENT AGENT

Nevada Incorporators & Registration Service, LLC does hereby accept appointment as Resident Agent in Nevada for NCOP IV, Inc.

NEVADA INCORPORATORS & REGISTRATION SERVICE, LLC

/s/ Joseph L. Lindsay
Joseph Lindsay
Vice President
Dated: June 17, 2002

DEAN HELLER

Nevada Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

Filed 02/18/2004

 FILE# C29778-99

CERTIFICATE OF CHANGE OF
ADDRESS OF RESIDENT AGENT AND
REGISTERED OFFICE

The former address of Nevada Incorporators & Registration Service, LLC, the resident agent of the business entities listed below was:

OLD ADDRESS:	3993 Howard Hughes Parkway, Suite 460
Las Vegas, Clark County, Nevada 89109

The address of the above-named resident agent is now changed to:

NEW ADDRESS:	3763 Howard Hughes Parkway, Suite 170
Las Vegas, Clark County, Nevada 89109

Signature of resident agent:	/s/ Candace R. Corra
Authorized Signature of R.A. or On Behalf of R.A. Company

Type of business entities represented:

☒           corporation           ☐            limited partnership               ☐            limited-liability company

☐    business trust       ☐        limited-liability limited partnership        ☐    limited-liability partnership

Name of business entities represented by resident agent:

BB&T Service Corporation	Capellon, Inc.
Dalton Whitfield Holdings, Inc.	Dalton Whitfield Intangible Properties, Inc.
Dalton Whitfield Investments, Inc.	Dazies Playhouse
Definitive Business Solutions	First Security Holdings, Inc.
First Security Intangible Properties, Inc.	First Security Investments, Inc.
First State Intangible Properties, Inc.	First State Investments, Inc.
Frontier Holdings, Inc.	Frontier Intangible Properties, Inc.
Frontier Investments, Inc.	FSH Holdings, Inc.
Greenwood Outfitters-Nevada, Inc.	Grey Hawk, Inc.
Hibbett Capital Management, Inc.	Karl Klement Enterprises-Nevada, Inc.

Additional Page to Certificate of Change of Address

Of Resident Agent and Registered Office

KK Partners/FM-Nevada, Inc.	Klement Nevada Partner s/Chrylser, Inc.
Lydian REIT Holdings, Inc.	NCOP Capital, Inc.
NCOP I, Inc.	NCOP II, Inc.
NCOP III, Inc.	NCOP IV, Inc.
NCOP Lakes, Inc.	NCOP Nevada Holdings, Inc.
NCOP Strategic Partnership, Inc.	NCOP V, Inc.
NCOP/Martin, Inc.	NIRS, Inc.
Oasis Telecommunications, Data and Records, Inc.	Ravisent IP, Inc.
Stewart & Associates, A Professional Law Association	Super J-Nevada, Inc.
TSPC, Inc.	Vegan Properties, Inc.
Weather Management, Inc.	Axeda IP, Inc.
Cedar Columbia Nevada, Inc.	Lion Holdings, Inc.
Pacific Circle, Inc.	Nfinite Solutions, Inc.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

	Filed in the office of	Document Number
00002210674-12

Filing Date and Time
Articles of Conversion		02/27/2009 9:46 AM
Ross Miller
(PURSUANT TO NRS 92A.205)	Secretary of State	Entity Number
	State of Nevada	C17672-2002

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion

(Pursuant to NRS 92A.205)

1.     Name and jurisdiction of organization of constituent entity and resulting entity:

NCOP IV, Inc.
Name of constituent entity

Nevada	Corporation
Jurisdiction	Entity type*

and,

NCOP IV, LLC
Name of resulting entity

Nevada	Limited Liability Company
Jurisdiction	Entity type*

2.     A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.     Location of plan of conversion: (check one)

☐    The entire plan of conversion is attached to these articles.

☒   The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐    The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 5
Revised: 7-1-08

1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

4.              Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:	N/A

c/o:

5.              Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*:       2/27/09

6.              Signatures - must be signed by:

1.           If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2.           If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

NCOP IV, Inc.
Name of constituent entity

X /s/ Candace R. Corra	Assistant Secretary	2/26/09
Signature	Title	Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date.
This statement must be included within the resulting entity’s articles.

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 6
Revised: 7-1-08

2

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

	Filed in the office of	Document Number
00002210675-23

Articles of Organization		Filing Date and Time
Limited-Liability Company		02/27/2009 9:46 AM

(PURSUANT TO CHAPTER 86)	Ross Miller	Entity Number
	Secretary of State	C17672-2002
State of Nevada

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited- Liability Company: (must contain approved limited-liability company wording; see instructions)	NCOP IV, LLC	Check box if a Series Limited- Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)	☒	Commercial Registered Agent:	Nevada Incorporators & Registration Service, LLC
Name

☐	Noncommercial Registered Agent	OR	☐	Office or Position with Entity
(name and address below)	(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Nevada
Street Address	City	Zip Code

Nevada
Mailing Address (if different from street address)	City	Zip Code

3. Dissolution	Latest date upon which the company is to dissolve (if existence is not perpetual):
Date: (optional)

4. Management: (required)	Company shall be managed by:	☒	Manager(s)	OR	☐	Member(s)
(check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)
1)	NCOP Nevada Holdings, Inc.
Name

3763 Howard Hughes Parkway, Suite 170A	Las Vegas	NV	89169
Street Address	City	State	Zip Code

2)
Name

Street Address	City	State	Zip Code

3)
Name

Street Address	City	State	Zip Code

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	Candace R. Corra	X/s/ Candace R. Corra
Name	Organizer Signature

3763 Howard Hughes Parkway, Suite 170	Las Vegas	NV	89169
Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent	I hereby accept appointment as Registered Agent for the above named Entity.

X/s/ Candace R. Corra	2/26/09
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 86 DLLC Articles
Revised on 7-1-08